                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant:                    [X]
Filed by a party other than the registrant: [ ]

Check the appropriate box:

[ ]    Preliminary proxy statement
[X]    Definitive proxy statement
[ ]    Definitive additional materials
[ ]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           NANTUCKET INDUSTRIES, INC.
                (Name of Registrant as Specified in Its Charter)

                           NANTUCKET INDUSTRIES, INC.
                   (Name of Person[s] Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]    $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)    Proposed maximum aggregate value of transaction:

Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)    Amount previously paid:

(2)    Form, schedule, or registration statement no.:

(3)    Filing party:

(4)    Date filed:

                           NANTUCKET INDUSTRIES, INC.
                              510 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747

                               -------------------

                   FORMAL NOTICE OF SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 22, 1997

                               -------------------

         We are pleased to notify you that the Special Meeting in Lieu of Annual Meeting of Stockholders of NANTUCKET INDUSTRIES, INC., a Delaware corporation, will be held at 180 Madison Avenue, 14th Floor, New York, New York, on Wednesday, October 22, 1997, commencing at 11:00 a.m. on that day, and thereafter as it may be from time to time adjourned.

         At the meeting, stockholders will consider and take action upon the following proposals:

         1. To set the number of directors constituting the Board of Directors at nine and to elect those directors who have been nominated for terms expiring in 2000.

         2. To ratify the appointment of Grant Thornton LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for fiscal 1998.

         3. To transact such other business as may properly be brought before the meeting and any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on September 8, 1997 as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the meeting. A form of proxy and a return envelope which requires no postage are enclosed. We urge you to exercise your privilege as a stockholder of Nantucket Industries, Inc. by voting upon the business to come before the meeting either by signing and returning the enclosed form of proxy or by casting your vote in person at the meeting.


                                       By Order of the Board of Directors


                                       RONALD S.  HOFFMAN
                                       Secretary

510 Broadhollow Road
Melville, New York  11747
September 15, 1997

                           NANTUCKET INDUSTRIES, INC.
                              510 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747

                                  -------------

                                 PROXY STATEMENT

                                  -------------


         The form of proxy enclosed with this statement is solicited by the Board of Directors of NANTUCKET INDUSTRIES, INC., a Delaware corporation (the "Company"), for use at the Special Meeting in Lieu of Annual Meeting of Stockholders of the Company (the "Special Meeting") to be held at 180 Madison Avenue, 14th Floor, New York, New York commencing at 11:00 a.m. on Wednesday, October 22, 1997 and at any adjournments thereof. Stockholders of record at the close of business on September 8, 1997, are entitled to notice of, and to vote at, the meeting. At the close of business on September 8, 1997, there were outstanding 3,238,796 shares of Common Stock, par value $.10 ("Common Stock"), each share being entitled to one vote. This proxy statement and the accompanying notice and proxy are being mailed to the Company's stockholders on or about September 15, 1997.

         Each of the persons named as proxies in the enclosed form of proxy was selected by the Board of Directors and is a director of the Company. The proxy, if signed and returned, may, nevertheless, be revoked by the stockholder at any time before it is exercised and will not in any way affect the stockholder's right to attend the meeting and vote in person. Any revocation shall be effected by filing with the Secretary of the Company at the Company's address set forth above a written revocation or a duly executed proxy bearing a later date, neither of which need be notarized. If the enclosed form of proxy is properly executed and returned in time to be voted at the meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted for the election as directors of the nominees of management and in favor of the ratification of the appointment of Grant Thornton LLP as auditor and in favor of all other items set forth herein. This solicitation of proxies is made by the Board of Directors and all expenses of this solicitation will be paid by the Company.


                            I. ELECTION OF DIRECTORS

         Under the Company's by-laws, the number of directors is to be fixed at not fewer than three nor more than twelve. Pursuant to a vote of the Board of Directors, the size of the Board has been set at nine directors, of which three are to be elected at the meeting. The vacancy created by the resignation of Roger A. Williams, a Class II Director, will not be filled at this time. Each of the persons named as proxies in the enclosed form of proxy has stated that shares represented by the proxies given will be voted to elect as directors of the Company the nominees of management hereinafter listed. If any of the nominees should unexpectedly become unavailable for election, the shares represented by the proxies will be voted for a substitute nominee or nominees named by the Board of Directors of the Company or will be voted to fix the number of directors at a lesser number than nine which will reflect the number of nominees available for election.

         The Company's Board of Directors is divided into three classes, the terms of office of which expire in successive years as follows: Class I (current term expiring at the special meeting), Class II (current term expires in 1998) and Class III (current term expires in 1999). The directors who will stand for election by the stockholders will be the Class I directors, whose terms of office will not continue after the date of the meeting. Each of the nominees listed below has indicated his willingness to serve if elected, and the Board of Directors does not anticipate that any of them will become unavailable for election. Messrs. Samberg, Rosen and Cole were previously elected directors of the Company at meetings of stockholders.

         The table below sets forth for each nominee for election as a director, and for each director whose term of office will continue after the Special Meeting, such person's name, age and other positions with the Company at the date of this proxy statement, and the year such person was first elected as a director:



 DIRECTOR (AGE) AND POSITION WITH                                            YEAR FIRST ELECTED DIRECTOR
            THE COMPANY

                              CLASS I - NOMINEES FOR TERMS EXPIRING IN 2000

Stephen M. Samberg (52)               Chairman of the Board and Chief                    1988
                                      Executive Officer
Robert M. Rosen* (52)                                                                    1983
Warren D. Cole* (38)                                                                     1994

                              CLASS II - CURRENT TERM EXPIRES IN 1998

George J. Gold (75)                                                                      1966
Joseph Visconti (51)                  President                                          1996
Kenneth Klein* (58)                                                                      1996
                              CLASS III - CURRENT TERM EXPIRES IN 1999

Donald D. Gold (71)                                                                      1966
Ronald S. Hoffman (54)                Chief Financial Officer and Secretary              1994


* Member of the Audit and Compensation Committees

         Set forth below is information regarding the principal occupations of each director during the past five years and other directorships held by each director in public companies.

         WARREN D. COLE has been the Executive Vice President and Chief Financial Officer of The Macklowe Organization, a large, privately-held real estate investment, development and management company based in New York City.

         GEORGE J. GOLD had been Chairman of the Board, Chief Executive Officer and Treasurer of the Company, which positions he resigned on March 18, 1994.

         DONALD D. GOLD had been the Secretary of, and since September 1993, Vice Chairman of the Company, which positions he resigned on March 18, 1994. Until September 1993, Mr. Gold also served as President of the Company.

         RONALD S. HOFFMAN has been Chief Financial Officer of the Company since July, 1994 and Secretary thereof since October, 1994. Prior to his employment with the Company, Mr. Hoffman was President of North Country Supply, Inc. and so served for two years. From 1990 until 1992, Mr. Hoffman was a financial consultant to clients in financial services and distribution activities. From 1984 until 1990, he served as Chief Financial Officer of ElectroSound Group, Inc.

         KENNETH KLEIN has been engaged in the private practice of law since January 1, 1997. From 1994 until December 1996, Mr. Klein served as President and a director of National Capital Benefits Corp. a financial services company. From January 1992 to March 1994 Mr. Klein was the President of Viatical Funding Company, a financial services company. From January 1988 to January 1992, Mr. Klein was the Senior Vice President, Chief Operating Officer and General Counsel of Amivest Corporation, a New York Stock Exchange, Inc. Member Firm and an NASD Registered Investment Advisor. Mr. Klein also serves as a director and trustee of several privately-held companies and not-for-profit entities. Mr. Klein serves as a director pursuant to the Purchase Agreement with NAN Investors, L.P. as further described under the heading "Certain Relationships and Related Transactions."

         ROBERT M. ROSEN has been a partner in the law firm of Lane Altman & Owens LLP, general counsel to the Company.

         STEPHEN M. SAMBERG has been Chairman and Chief Executive Officer of the Company since March 18, 1994. From September 1993 until December 31, 1995, Mr. Samberg also served as President of the Company.

         JOSEPH VISCONTI became President of the Company effective January 1, 1996. From July 1991 through December 31, 1995, Mr. Visconti was President and Chief Executive Officer of Salant Corp.'s Men's and Children's Apparel Division. From June 1987 to June 1991, Mr. Visconti was President of the William Carter Company.

All executive officers of the Company are directors.

         Executive officers of the Company are elected annually for a term of office expiring at the Board of Directors meeting immediately following the next succeeding Annual Meeting of Stockholders, or until their successors are duly elected and qualified; however, except as set forth below, each of the Company's current executive officers is employed under a written employment contract (described below).

         George J. Gold and Donald D. Gold are brothers. None of the other directors or executive officers of the Company are related to each other.

         The Board of Directors held four meetings during the fiscal year ended March 1, 1997, including regularly scheduled and special meetings, and took action by written consent on two other occasions. The Board of Directors of the Company does not have a nominating committee. The Company has established an Audit Committee which approves the scope of, and reviews with the accountants the results of, the annual audit and otherwise reviews and monitors the Company's audit program. The Audit Committee held two meetings during the fiscal year ended March 1, 1997. The Compensation Committee, which reviews the cash compensation and employment arrangements of the Company's executive officers and administers the Company's 1992 Executive Long Term Stock Option Plan did not meet during fiscal 1997. No director attended less than 75%, in the aggregate, of the Board meetings and meetings of committees on which he served which were held while he was a director or committee member, respectively.

SECTION 16(A) OWNERSHIP REPORTING COMPLIANCE

         Based solely on a review of Forms 3 and 4 and amendments thereto, furnished to the Company during the fiscal year ended March 1, 1997 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended March 1, 1997, no director, officer or beneficial owner of more than 10% of the Company's equity securities failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended March 1, 1997 except as follows:

         (1) The Maurice Marciano Trust made two late Form 4 filings relating to two gift transactions.

         (2) The Paul Marciano Trust made one late Form 4 filing relating to one gift transaction.

         (3) The Armand Marciano Trust made one late Form 4 filing relating to one gift transaction.

         (4) George J. Gold made two late Form 4 filings relating to the sale of shares.

         (5) Donald D. Gold made two late Form 4 filings relating to the sale of shares.

         (6) Warren D. Cole made one late Form 4 filing relating to the sale of shares.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

OVERVIEW

         During fiscal year 1997, the Compensation Committee (the "Committee") consisted of Robert M. Rosen, Roger A. Williams and Warren D.Cole, each of whom, while serving on the Committee, was a Director of the Company who was not also an executive officer of the Company and who was not eligible for selection as a person to whom stock options or bonus awards might have been granted under the 1992 Plans (described below) or any other discretionary plan of the Company entitling participants to acquire stock or stock options of the Company. As of the date of this proxy statement, Messrs. Rosen, Cole and Klein are members of the Committee.

         The Committee is responsible for reviewing the cash compensation and employment arrangements of the Company's executive officers and for administering the Company's 1992 Long-Term Executive Stock Option Plan and 1992 Executive Performance Benefit Plan.

         At the direction of the entire Board of Directors, the Committee has made compensation decisions intended to place increased emphasis on performance-based compensation. A key strategy has been a reduction in fixed salaries and greater use of awards under the stock option and bonus plans described below.

         Specific compensation arrangements between the Company and most of its senior executives, including the Company's Chief Executive Officer and its two other most highly compensated executive officers (the "Named Executives"), are set forth in written employment agreements with terms described below under the caption "Employment Agreements and Change in Control Arrangements." These agreements consist of the following key elements: annual payments of base salary and/or commissions and discretionary awards of stock options and deferred cash bonuses which are generally subject to forfeiture upon departure from the

Company.

BASE SALARIES

         The maximum annual compensation for the Chief Executive Officer was set in 1994 at an amount approximating his annual compensation for each of the previous three years, which consisted entirely of commissions. In recognition of his duties as Chairman and Chief Executive Officer, the Committee believed that a base salary supplemented by a discretionary bonus was the most appropriate compensation mechanism. Based on this belief, his annual compensation was set as a fixed base amount equal to $500,000 (representing approximately 60% of his average annual compensation during the three years prior to 1994) and a discretionary annual bonus equal to a maximum of $300,000 (representing approximately 40% of his average annual compensation during such three years). In June 1997 due to the financial condition of the Company and the management changes and cost cutting measures which were implemented, the base salary of the Chief Executive Officer was reduced from $500,000 to $300,000 with an incentive program based on commissions equal to 1 1/2 of net sales to specified customers of the Company's products. The Board of Directors determined that while a discretionary bonus should continue, a cap on the Chief Executive Officer's annual compensation of $500,000 should be in place. The Company did not grant any bonus to the Chief Executive Officer during fiscal 1997.

         In June 1997, the Board of Directors also determined that, due to the financial condition of the Company and the management changes and cost cutting measures which were implemented, the annual salary of the President be reduced to $150,000 and the bonus program, as presently structured, be eliminated. An incentive program based on commissions of 1 1/2% net sales to specified customers of the Company was also established.

         The Board of Directors also recommended that the salary and benefits of the Company's Chief Financial Officer remain at the current level but that the Company not extend his employment agreement. The Board of Directors approved severance arrangements with other senior managers whose services were no longer required by the Company.

         Other executive salaries were set at a level commensurate with that paid by similar companies to similarly situated executives. In general, it is the policy of the Company to provide executives with stock options and long term performance-based incentives as a portion of their total compensation packages. Further, in the case of executives whose performance is directly linked to certain product lines, such executives' salaries are linked in whole or part to the performance of that product line.

STOCK OPTIONS

         In fiscal year 1993, the Company adopted the 1992 Executive Long-Term Stock Option Plan pursuant to which employees, officers, directors and consultants of the Company may be granted options to purchase the Company's Common Stock. The plan is intended to give participants the opportunity to obtain a proprietary interest in the Company and a direct stake in its continuing performance, and, therefore, to more closely align the interests of the participants with the interests of the Company and its stockholders. The plan is also intended to provide participants with an incentive for continued employment with the Company.

         In fiscal 1997, no awards were made under this Plan.

BONUS AWARDS

         In fiscal year 1993, the Company adopted the 1992 Executive Performance Benefit Plan pursuant to which executives and key employees of the Company may earn deferred compensation for achievement of individual or Company-wide sales, earnings or other performance targets as the Committee selects. The amount of each award is determined by the Committee after consideration of the executive's or employee's total compensation, responsibilities and performance, as well as the Company's business plan and prospects.

         In fiscal year 1997, no awards were made under this Plan.

                           By the Compensation Committee

                           Robert M. Rosen
                           Warren D. Cole
                           Kenneth Klein

COMPENSATION OF DIRECTORS

         Directors, other than those employed by the Company, are paid $5,000 annually and an additional $500 for each Board or committee meeting attended in person.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The law firm of Lane Altman & Owens LLP, of which Robert M. Rosen, a director of the Company and a member of the Compensation Committee, is a partner, is general counsel to the Company. Legal fees for professional services rendered by Lane Altman & Owens LLP to the Company accrued in fiscal 1997 were in the amount of $185,000.

         License fees for the Company's use of certain trademarks of Guess ?, Inc., of which Roger A. Williams, a former director of the Company and member of the Compensation Committee, was until recently its Chief Financial Officer, were $294,000 in fiscal 1997. Effective July 21, 1997, Mr. Williams resigned as a member of the Board of Directors and the Compensation Committee.

         There are no other relationships or transactions involving members of the Compensation Committee during the fiscal year ended March 1, 1997 required to be reported pursuant to Item 402(j) of Regulation S-K.

SUMMARY COMPENSATION TABLE

         The Summary Compensation Table shows compensation information for each of the Company's Chief Executive Officers who served as such during the fiscal year ended March 1, 1997 and each of the four other most highly compensated executive officers of the Company during the fiscal years ended March 1, 1997, March 2, 1996 and February 25, 1995.

         The Summary Compensation Table appears on page 7.

OPTION/SAR GRANTS IN FISCAL YEAR ENDED MARCH 1, 1997

         No option/SAR grants were made for the fiscal year ended March 1, 1997.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR ENDED MARCH 1, 1997 AND FISCAL YEAR-END OPTION/SAR VALUES

         See page 9.

LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL YEAR ENDED MARCH 1, 1997

          No Long Term Incentive Plan Awards were made to the CEO and other named executives in the fiscal year ended March 1, 1997.

SUMMARY COMPENSATION TABLE


                                                                                               LONG TERM COMPENSATION

                                    ANNUAL COMPENSATION                                     AWARDS             PAYOUTS
     NAME AND PRINCIPAL                                             OTHER      RESTRICTED                                  ALL
                                  FISCAL     SALARY      BONUS      ANNUAL       STOCK        OPTIONS/       LTIP         OTHER
          POSITION                 YEAR      ($) (1)      ($)       COMPEN-      AWARDS         SAR         PAYOUTS    COMPENSATION
                                                                   SATION ($)      #            #            ($)        ($) (2)
====================================================================================================================================
Stephen M. Samberg                 1997      $518,000     $0           $0           0            0            $0         $1,152
Chairman of the Board, Chief       1996      $522,769     $0           $0           0            0            $0         $4,152
Executive Officer, Treasurer       1995      $500,000     $0           $0           0         75,000          $0         $3,522
and Director

Ronald S. Hoffman                  1997      $150,000     $0           $0           0            0            $0         $1,152
Vice President-Finance, Chief      1996      $152,885     $0           $0           0            0            $0         $3,696
Financial Officer, Secretary       1995      $98,000(4)   $0           $0           0         30,000(3)       $0           $606
and Director

George G. Gold(5)                  1997         $0        $0           $0           0            0            $0       $250,061(6)
Director                           1996         $0        $0           $0           0            0            $0       $356,730(6)
                                   1995         $0        $0           $0           0            0            $0       $353,527(6)

Donald D. Gold                     1997         $0        $0           $0           0            0            $0       $104,061(6)
Director                           1996         $0        $0           $0           0            0            $0       $ 89,717(6)
                                   1995         $0        $0           $0           0            0            $0       $ 89,272(6)



                                                                                               LONG TERM COMPENSATION

                                    ANNUAL COMPENSATION                                     AWARDS             PAYOUTS
     NAME AND PRINCIPAL                                             OTHER      RESTRICTED                                  ALL
                                  FISCAL     SALARY      BONUS      ANNUAL       STOCK        OPTIONS/       LTIP         OTHER
          POSITION                 YEAR      ($) (1)      ($)       COMPEN-      AWARDS         SAR         PAYOUTS    COMPENSATION
                                                                   SATION ($)      #            #            ($)        ($) (2)
===================================================================================================================================
Stephen P. Sussman(8)              1997     $144,000     $0           $0           0             0            $0         $1,152
                                   1996     $146,769     $0           $0           0             0            $0         $4,087
                                   1995     $144,000     $0           $0           0          22,500          $0         $3,744

Joseph Visconti                    1997     $300,000     $0           $0           0             0            $0         $1,152
President and Director             1996     $ 51,923(9)  $0           $0           0          30,000          $0             $0
                                   1995           $0     $0           $0           0             0            $0             $0


(1) Includes amounts deferred at the election of each of the named executive officers pursuant to the Company's 401(k) Profit Sharing Plan.

(2) Comprised of 401(k) contributions in fiscal 1996 and 1995 and life insurance premiums which benefits are payable to the estates of the named executive officers, except where specifically footnoted as pursuant to the Severance Agreement. For fiscal 1997, no 401(k) contributions were made and other compensation reported hereunder was comprised solely of life insurance premiums.

(3) The options reflected were awarded pursuant to the Company's 1992 Executive Long-Term Option Plan.

(4) Mr. Hoffman was hired July 1, 1994.

(5) Chairman of the Board, Chief Executive Officer and Treasurer through March 18, 1994.

(6) Amounts paid pursuant to the Severance Agreement dated as of March 18, 1994 more fully described hereinabove.

(7) Vice Chairman and Secretary through March 18, 1994.

(8) Vice President - Finance through October 10, 1994. Mr. Sussman managed the Company's production and distribution facility in Cartersville, Georgia. As of June 1, 1997, Mr. Sussman responsibilities were eliminated but pursuant to his Employment Agreement, he may continue to provide services to the Company on a project basis through February 1998, and on a consulting basis thereafter. See "Employment and Severance Agreements and Change in Control Arrangements."

(9) Mr. Visconti was hired and became a director effective January 1, 1996.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES(1)


                                Value of Unexercised
                                In-The-Money Options/SARs                                 Number of Securities Underlying
                                Shares at FY-End ($) Acquired                             Unexercised Options/SARs at FY-End
                                on Exercisable/                                           (#) EXERCISABLE/
                                Exercise (#) UNEXERCISABLE(2)                             UNEXERCISABLE

NAME                                                             VALUE REALIZED ($)
----                                                             ------------------
Stephen M. Samberg              0
                                $0/$0                            $0                       30,000/45,000

Ronald S. Hoffman               0
                                $0/$0                            $0                       12,000/18,000

George J. Gold                  0                                $0                       0/0
                                $0/$0

Donald D. Gold                  0
                                $0/$0                            $0                       0/0

Stephen P. Sussman              0
                                $0/$0                            $0                       9,000/13,500

Joseph Visconti                 0
                                $0/$0                            $0                       6,000/24,000



(1)  There are currently no outstanding stock appreciation rights.
(2)  No outstanding options were in the money at the end of fiscal 1997.

                                PERFORMANCE GRAPH

PERFORMANCE GRAPH

       In previous years, the Company had presented a graph comparing its performance (as measured by total return on common stock) to an index of all companies classified under the Standard Industrial Classification Manual ("SIC") as manufacturers of men's and boys' furnishings and work clothes (including underwear). This index was changed in fiscal 1995 to a graph comparing its performance to that of two indices -- companies classified under the SIC as manufacturers of men's and boys' underwear and as manufacturers of women's, misses', children's, and infants' undergarments. In fiscal 1996 the Company presented a graph comparing its performance to that of one index consisting of a peer group of six companies classified under the SIC Code 2322 as manufacturers of men's and boys' underwear and nightwear and one manufacturer of women's and misses' undergarments under the SIC Code 234. The graph for fiscal 1997 utilizes the same indices. The Company believes that this peer group of manufacturers better represents the potential of the Company and provides a more useful comparison for the stockholders of the Company.

                                PERFORMANCE GRAPH

       The performance graph immediately below shows changes over the past five-year period in the value of $100 invested in (1) the Company's Common Stock; (2) the American Stock Exchange market index; and (3) an industry peer group of six manufacturers of men's and boys' underwear and nightwear, namely:
Fruit of The Loom, Inc., Hampton Industries, Inc., Nautica Enterprises, Inc., Oneita Industries, Inc., Sara Lee Corp., and VF Corp. and one manufacturer of women's and misses' undergarments, Wacoal CP. Investments in this industry group are based upon the same time periods as the Company. Fiscal year end values are based on share price appreciation plus dividends, with dividends reinvested on the date they were paid.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF COMPANY, PEER GROUP AND BROAD MARKET

                               FISCAL YEAR ENDING


COMPANY                         1992         1993       1994        1995       1996       1997
NANTUCKET INDUSTRIES             100       109.52      41.57       52.38      26.19      22.62
INDUSTRY INDEX                   100       115.76      96.23      107.78     133.32     163.36
BROAD MARKET                     100        95.37     111.10      101.91     123.40     131.47


THE PEER GROUP CHOSEN WAS:
Customer Selected Stock List

THE BROAD MARKET INDEX CHOSEN WAS:
AMERICAN STOCK EXCHANGE

THE PEER GROUP IS MADE UP OF THE FOLLOWING SECURITIES:

FRUIT OF THE LOOM INC
HAMPTON INDUSTRIES INC
NANTUCKET INDUSTRIES
NAUTICA ENTERPRISES INC
ONEITA INDUSTRIES INC
SARA LEE CORP
VF CORP
WACOAL CP

     EMPLOYMENT AND SEVERANCE AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

       As of March 18, 1994, Messrs. George J. Gold and Donald D. Gold (the "Golds") resigned their positions as executive officers of the Company and entered into a Severance Agreement with the Company. The Severance Agreement provides for an annual payment to the Golds of approximately $400,000, in the aggregate, for each year of the five year term of the Severance Agreement. The Severance Agreement also provides for the Company to pay them an amount equal to their life and health insurance benefits and to continue paying one-half of each of the Golds' share of the annual payments to his spouse in the event of his death. Pursuant to the Severance Agreement, stock options for 20,000 and 10,000 shares of Common Stock issued to George and Donald Gold, respectively, under the 1992 Long-Term Incentive Stock Option Plan, and bonus awards for maximums of $123,000 and $61,500 made to George and Donald Gold, respectively, under the 1992 Executive Performance Benefit Plan, were canceled. Further, the Golds agreed to relinquish their rights to receive ownership of the whole life insurance policies on their lives described in the previous paragraph.

       Under the Severance Agreement, the Company also provided certain benefits to the Golds in respect of sales of shares of the Company's Common Stock ("Shares") by them during the period September 1, 1994 to August 31, 1996 (the "Resale Period"). Such benefits provided, in general and subject to certain limitations, that, for up to 100,000 Shares in the case of George J.

Gold and 60,000 Shares in the case of Donald D. Gold, the Company would pay to the Golds for each Share sold by them for less than $5.00 during the Resale Period, 80% of the lesser of (a) $1.50 and (b) the difference between the sale price per Share and $5.00. The Golds sold a total of 157,875 Shares of Common Stock including 88,400 shares at prices below $5.00 per share. Further, the Severance Agreement provides for the Company, in general and subject to specific limitations, to issue as of April 1, 1997, warrants for the purchase of up to 157,875 Shares to the Golds. The number of such warrants to be issued to George Gold is 93,840 and the number of such warrants to be issued to Donald D. Gold is 64,035, the number of shares sold by each of them during the Resale Period. As to each of the Golds, the Severance Agreement provides that the aggregate exercise price for the warrants issued to each of them will equal the aggregate gross proceeds from his sales of Shares during the Resale Period.

       As of March 1, 1994, the Company and Stephen M. Samberg, in connection with his election as Chairman of the Board and Chief Executive Officer, entered into a new employment agreement (the "1994 Agreement"). Mr. Samberg's current annual base compensation is $518,000 and he is entitled to discretionary bonuses as determined by the Compensation Committee, in an amount not to exceed $300,000 per year. The 1994 Agreement provides that Mr. Samberg is eligible for the Company's other compensatory plans and that the Company will provide health and disability insurance for Mr. Samberg and reimburse all reasonable business expenses. Effective July 1, 1997, the 1994 Agreement was amended and Mr. Samberg's annual base compensation was reduced to $300,000. The Amendment also provides for Mr. Samberg to receive commissions equal to 1 1/2% of net sales to specified customers of the Company's products. The maximum amount of Mr. Samberg's annual cash compensation is not to exceed $500,000 in any one year. Mr. Samberg is still entitled to receive discretionary bonuses determined by the Compensation Committee.

       During fiscal 1993, the Company entered into an employment agreement with Stephen P. Sussman for a term expiring on February 28, 1998. Mr. Sussman has been advised that effective June 1, 1997 his services are no longer required by the Company during the balance of the term of the Agreement. Mr. Sussman will continue to receive his base salary and benefits until February 28, 1998 and will be available to provide services to the Company on a project basis, as requested. In addition, until February 28, 1998, any earnings from other sources received by Mr. Sussman will be credited against the salary payable to him by the Company. In addition, the Company will be required to retain Mr. Sussman as a consultant until February 28, 2003 for an annual fee of $40,000.

       On July 1, 1994, the Company entered into a one (1) year employment agreement (extended through June 30, 1997) with Ronald S. Hoffman which provides for an annual salary of $150,000. As additional contingent compensation, Mr. Hoffman was granted options to purchase 30,000 shares of Common Stock under the 1992 Executive Long Term Stock Option Plan. The agreement requires the Company to provide health and life insurance and to reimburse all reasonable business expenses. Mr. Hoffman's agreement expired on June 30, 1997, and he will continue to be employed by the Company and serve as an officer and director.

       As of January 1, 1996, the Company entered into an Employment Agreement with Joseph Visconti which provides for an annual salary of $200,000 plus a bonus for each fiscal year based on increases in sales from those achieved in fiscal 1996, which bonus in the first fiscal year shall not be less than $100,000. Effective July 1, 1997, the employment agreement was amended and Mr. Visconti's annual salary was reduced to $150,000 and his bonus program was eliminated. In addition to his salary, Mr. Visconti will be entitled to receive commissions of 1 1/2% on the Company's net sales to specified customers. Mr. Visconti was granted options to purchase 30,000 shares of Common Stock under the Stock Option Plan. The agreement requires the Company to provide health and disability insurance and to reimburse all reasonable business expenses.

       In addition to delineating the duties and responsibilities of each executive employee, the employee's salary and certain fringe benefits, and the circumstances under which employment with the Company may be terminated, the employment agreements for Stephen M. Samberg and Joseph Visconti, and the Severance Agreement also contain certain provisions to take effect in the event of a "Change in Control." A "Change in Control" generally is defined to include
(i) a merger or consolidation involving the Company pursuant to which less than 75% of the outstanding voting securities or other beneficial interest of the surviving or resulting corporation or other entity is held by the stockholders of the Company other than those stockholders who acquire beneficial ownership of 20% or more of the Company's outstanding stock after the date of each agreement;
(ii) the transfer to another corporation (other than a wholly owned subsidiary or a corporation which is at least 75% owned by the Company's stockholders other than those stockholders who acquire beneficial ownership of 20% or more of the Company's outstanding stock after the date of each agreement) of substantially all of the assets of the Company; (iii) the acquisition by any person of the beneficial ownership of 35% or more of the Company's then outstanding securities; (iv) a change in the composition of the majority of the Board of Directors occurring within 24 months of the acquisition by any person of the beneficial ownership of 10% or more of the Company's then outstanding securities; or (v) the occurrence of any of the trigger events described in Sections 11(a)(ii) or 13(a) of the Company's Shareholders Rights Plan.

       In the event of any such Change in Control, certain specified benefits ("Termination Benefits") are provided for each such executive employee upon termination of his employment by the Company other than for cause, or in the event that he leaves the employ of the Company due to one of the following events: (i) assignment inconsistent with his current status; (ii) distant transfer; (iii) default by the Company under the employment agreement or other agreement with the employee; (iv) failure on the part of the Company to provide the employee with substantially similar plan benefits to those in which he had been a participant; or (v) in the case of Messrs. Samberg and Visconti. inability to effectively discharge his duties due to a Change in Control.

       The amount of Termination Benefits payable to Mr. Samberg is determinable only at the time of termination and is, if such termination is by the Company or by Mr. Samberg following a default by the Company, in addition to any other amounts due under his employment agreement. Cash benefits include (x) three years' base salary (totaling $1,554,000) and (y) three times the average annual bonus in the preceding three years (or such lesser number of years as have elapsed since the agreement was made); the sum of (x) and (y) payable in a lump sum and discounted to present value. Mr. Samberg, after an event giving rise to Termination Benefits, would also have rights (a) for seven months thereafter, to exercise or be compensated for any stock options or stock appreciation rights; and (b) to the immediate vesting of any unvested equity or deferred compensation rights.

       With respect to the Golds, in the event that, following such a Change in Control, (a) the Company defaults, in an amount greater than $1,000, in its obligations to pay money to either of the Golds, such of the Golds, in addition to all other benefits under the Severance Agreement, shall be entitled to a lump sum payment of twice the annual payment due him, discounted to its then-present value; or (b) the Company defaults in any other of its obligations to either of the Golds, such of the Golds shall be entitled to a lump sum, discounted to its present value, of the greater of (x) twice the annual payment due him, or (y) the aggregate of the remaining payments due him under the Severance Agreement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth as of September 8, 1997 the beneficial share ownership of each director and executive officer owning Common Stock, and of all officers and directors as a group.


Name and Address of              Amount and Nature of
Beneficial Owner                 Beneficial Ownership           Percent of Class(1)
George J. Gold                   452,918(2)                     13.98%
209 Sterling Road
Harrison, NY 10528

Donald D. Gold                   218,139(2)                     6.74%
3670 Paces Ferry Road
Atlanta, GA 30327

Stephen M. Samberg               298,903(3)(6)                  8.50%
510 Broadhollow Road
Melville, NY 11747

Robert M. Rosen                  9,000(4)                       *
101 Federal Street
Boston, MA 02110

Warren D. Cole                   0                              *
142 West 57th Street
New York, NY 10019

Ronald S. Hoffman                273,100(5)(6)                  7.80%
510 Broadhollow Road
Melville, NY 11747

Joseph Visconti                  6,000                          *
510 Broadhollow Road
Melville, NY 11747

Kenneth Klein                    0                              *
242 E. 72nd. Street
Apt. # 7A
New York, NY 10021

All directors and officers
as a group (9 persons)           1,261,060                      35.67%


*Less than 1%

  (1) Pursuant to the rules of the Securities and Exchange Commission,

      shares of Common Stock which an individual or member of a group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

      Accordingly, where applicable, each individual or group member's rights to acquire shares pursuant to the exercise of options or warrants are noted above.

  (2) All such shares are subject to the Nantucket Industries Stock Voting Trust u/i/d March 22, 1994 (the "Voting Trust"). In addition, the Severance Agreement provides for the Company to issue, as of April 1, 1997, warrants for the purchase of up to a total of 157,875 shares to George J. Gold and Donald D. Gold.

  (3) Includes 20,303 shares which are subject to the Voting Trust and 30,000 shares that may be issued to Mr. Samberg pursuant to immediately exercisable stock options.

  (4) 5,000 of such shares are owned by the Lane Altman & Owens LLP Profit Sharing Trust DTD 11/28/92. Lane Altman & Owens LLP, of which Mr. Rosen is a partner, is general counsel to the Company.

  (5) 2,500 of such shares are owned by Mr. Hoffman's wife. Beneficial ownership of all such shares is disclaimed by Mr. Hoffman and includes 12,000 Shares that may be issued to Mr. Hoffman pursuant to immediately exercisable stock options.

  (6) Includes 248,600 shares representing the number of shares of Common Stock into which the shares of Non-Voting Convertible Preferred Stock held by The Samberg Group, L.L.C. may be converted. Messrs. Samberg and Sussman and Mr. Hoffman's wife, are members thereof, and, as such, would share dispositive and voting power over such shares. Beneficial ownership of all such shares is disclaimed by Mr. Hoffman.

  (7) Represents 6,000 shares that may be issued to Mr. Visconti pursuant to immediately exercisable stock options.

         In addition, each of the following has reported that it is the beneficial owner of more than 5% of the outstanding Common Stock of the Company.


Name and Address of                           Amount and Nature of Beneficial
Beneficial Owner                              Ownership                              Percent of Class(1)
Dimensional Fund Advisors, Inc.               176,765(2)                             5.46%
1229 Ocean Avenue
Santa Monica, CA

The Samberg Group, L.L.C.                     353,403(3)(5)                          9.93%
510 Broadhollow Road
Melville, NY 11747

GUESS?, Inc.                                  422,835                                13.06%
1444 South Alameda Street
Los Angeles, CA 90021

Guess Group(3)                                670,500(4)                             20.70%
NAN Investors, L.P.                           873,370(6)                             22.61%
c/o Fundamental Capital Corp.
291 Ocean Avenue
Lawrence, NY 11559


(1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or member of a group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Accordingly, where applicable, each individual or group member's rights to acquire shares pursuant to the exercise of options or warrants are noted above.

(2) Dimensional Fund Advisors, Inc. is an investment advisor registered under the Investment Advisors Act of 1940. Of this amount, Dimensional Fund Advisors, Inc., has reported as of January 31, 1995 that it has sole voting power of 110,230 shares.

(3) The Samberg Group, L.L.C. owns 5,000 shares of the Company's Non-Voting Convertible Preferred Stock, which is convertible into 248,600 shares of the Company's Common Stock. Messrs. Samberg, Sussman and Wathen and Mr. Hoffman's wife are members of The Samberg Group.

(4) The Guess Group comprises Guess ?, Inc. ("GUESS?") and those other Reporting Persons set forth in the Schedule 13D dated August 26, 1994 reporting the group's purchase from the Company on August 19, 1994 of 490,000 shares of Common Stock.

(5) In accordance with Rule 13d-3(d) of the 1934 Act, assumes the conversion into 232,000 shares of Common Stock of the Non-Voting Convertible Preferred Stock held by the Samberg Group, L.L.C.

(6) In accordance with Rule 13d-3(d) of the 1934 Act, assumes the conversion of the 12.5% Convertible Subordinated Debenture in the original principal amount of $1,168,150 into 305,000 shares of Common Stock and the conversion of the Convertible Subordinated Debenture in the original principal amount of $1,591,850 into 318,370 shares of Common Stock. These securities were purchased on August 15, 1996 by NAN Investors L.P. A
      Schedule 13D dated August 22, 1996 was filed reporting the transaction. See "Certain Relationships and Related Transactions".

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company, the Golds, Messrs. Samberg, Sussman, Raymond L. Wathen (an employee of the Company), Robert Polen (a former employee of the Company), and The Samberg Group, L.L.C., a limited liability company organized in Delaware, entered into a Management Agreement as of March 1, 1994, pursuant to which the Company on March 22, 1994 sold 5,000 shares of Non-Voting Convertible Preferred Stock to The Samberg Group for $1,000,000. Such preferred stock and accrued and unpaid cumulative dividends on such preferred stock are convertible into shares of the Company's Common Stock at the rate of $5.00 per share. Messrs. Samberg, Sussman, Wathen and Polen and Mr. Hoffman's wife are each members of The Samberg Group.

        The Management Agreement also provides that The Samberg Group, Messrs. Samberg, Sussman, Wathen and Polen and the Golds will deposit all their Common Stock into a voting trust. The voting of the shares deposited in said voting trust is controlled by the terms of the trust instrument. Mr. Rosen serves as the trustee of said voting trust.

        The Management Agreement further provides for the cancellation of all outstanding stock options and incentive awards granted prior to the date thereof to the Golds and Messrs. Samberg, Sussman, Wathen and Polen and the issuance of stock options for 150,000 shares of Common

Stock in the aggregate to Messrs. Samberg, Sussman, Wathen and Polen upon terms and conditions determined by the Compensation Committee.

        Pursuant to the Management Agreement, the Severance Agreement described above was entered into by the Golds and the Company and the 1995 Agreement described above was entered into by Mr. Samberg and the Company.

        On August 19, 1994, the Guess Group bought 490,000 shares of Common Stock pursuant to a Common Stock Purchase Agreement dated August 18, 1994 by and among the Company, the Guess Group and the Samberg Group (the "Guess Agreement"). Consideration paid was $6.00 in cash per share of Common Stock. All shares sold were previously held by the Company as treasury stock.

        The Guess Agreement provides the Guess Group with certain registration rights and, with respect to the issuance of additional stock by the Company, certain rights to purchase additional shares. The Agreement also provides certain restrictions on the ability of the Guess Group to acquire additional voting stock of the Company, to dispose of its Common Stock and to engage in control transactions or proxy solicitations with respect to the Company.

        The Guess Group had designated Roger A. Williams, who until his recent resignation was the Executive Vice President and Chief Financial Officer of GUESS?, to serve as a director of the Company, and he had been so serving as a member of the Board of Directors and its Compensation Committee until his resignation on July 21, 1997. The Guess Agreement requires the Company and the Samberg Group to each use its best efforts to cause one individual designated collectively by the Guess Group to be elected a director of the Company at future annual meetings of the Company so long as the Guess Group and their affiliates beneficially own in the aggregate at least the lesser of 490,000 shares of Common Stock or 15% of the outstanding Common Stock. The Guess Group has not designated an individual to replace Mr. Williams as a director.

        As a condition to the Guess Agreement, the Company amended its Rights Agreement so that the Guess Group's acquisition of Common Stock would not trigger any defensive measures thereunder. Provisions were made in each executive officer's employment agreement and the Severance Agreement so that such acquisition would not be a "Change in Control" under those agreements.

        The Company is licensed by GUESS? to manufacture and sell certain garments under the GUESS? trademarks. Effective May 31, 1996, the License was extended though the period ended May 31, 1999. For the contract year ending May 31, 1997, minimum sales of $8 million were required and the Company informed GUESS? that it would not achieve such minimum net sales. GUESS? agreed not to terminate the license agreement as of May 31, 1997 and the Company has agreed that GUESS?, in its sole and subjective discretion, may terminate the license agreement at any time after December 31, 1997. For each contract year ending in May thereafter, the minimum sales goal increases by $2,000,000. Minimum royalties are $560,000, $700,000 and $840,000 for the contract years ended May 31, 1997, 1998 and 1999, respectively. In fiscal 1997, such license fees were in the amount of $294,000.

        On August 15, 1996, pursuant to a Common Stock and Convertible Subordinated Debenture Purchase Agreement dated as of August 13, 1996 (the "Purchase Agreement") between the Company and NAN Investors, L.P. (the "Investor"), the Company sold to the Investor 250,000 shares of Common Stock for an aggregate purchase price of $740,000, and two (2) 12.5% convertible subordinated debentures of the Company in the original principal amounts of $1,168,150 and $1,591,850, respectively, which debentures are convertible into 305,000 and 318,370 additional shares ("Conversion Shares") of Common Stock. All shares sold and all Conversion Shares to be issued are authorized and unissued shares of Common Stock reserved for issuance pursuant to the Purchase Agreement. The debentures mature on August 15, 2001.

        The Purchase Agreement provides the Investor with certain registration rights. Pursuant to the exercise of certain rights, the Company filed a Registration Statement covering the registration of the 250,000 shares sold to the Investor and the Conversion shares which was declared effective by the Securities and Exchange Commission on April 11, 1997. The Purchase Agreement also requires the Company and The Samberg Group to each use its best efforts to cause Kenneth Klein to be elected as a director of the Company at future annual meetings of the Company so long as the Investor and its affiliates beneficially own in the aggregate at least the lesser of 250,000 shares of Common Stock or 7% of the outstanding Common Stock. The Company has been advised that Mr. Klein is not an affiliate of the Investor.

        Provisions were made in each executive officer's employment agreement and the Severance Agreement so that the Investor's acquisition would not be a "Change in Control" under those agreements. Additional relationships and related transactions are described above, under the caption "Compensation Committee Interlocks and Insider Participation."

                     I. VOTING REQUIRED, RECOMMENDATIONS OF
                             THE BOARD OF DIRECTORS

        The three candidates receiving the highest numbers of "for" votes shall be elected to the Company's Board of Directors. An abstention shall have the same effect as a vote withheld for the election of directors, and, pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on any proposal. The affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Special Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to set the number of directors constituting the Board of Directors at nine.

                        THE BOARD OF DIRECTORS RECOMMENDS
                       A VOTE "FOR" SETTING THE NUMBER OF
                  DIRECTORS CONSTITUTING THE BOARD OF DIRECTORS
                         AT NINE AND THE ELECTION OF THE
                         NOMINEES AS CLASS I DIRECTORS.

                            II. SELECTION OF AUDITORS

        The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed, subject to ratification by the stockholders, the firm of Grant Thornton LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for fiscal 1998. Representatives of Grant Thornton, the Company's independent certified public accountants, are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to answer questions from stockholders which are submitted in writing prior to the commencement of the meeting.

        The affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Special Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to ratify the Board of Directors' selection. If the stockholders reject the nomination the Board of Directors will reconsider its selection.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 1998.

                  III. STOCKHOLDER PROPOSALS AND OTHER MATTERS

        Stockholder proposals intended for inclusion in the proxy material relating to the 1998 meeting of stockholders must be received by the Company at its principal offices not later than March 1, 1998.

        STOCKHOLDERS OR BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 1, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THAT REPORT, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, MAY BE OBTAINED WITHOUT CHARGE BY DIRECTING A REQUEST THEREFOR TO RONALD S. HOFFMAN, CHIEF FINANCIAL OFFICER, NANTUCKET INDUSTRIES, INC., 510 BROADHOLLOW ROAD, MELVILLE, NEW YORK 11747.

        The Board of Directors has no knowledge of any other matters which may come before the meeting and does not intend to present any other matter. If any such other matter should properly be brought before the meeting or any adjournment or adjournments thereof, however, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

                              NANTUCKET INDUSTRIES, INC.

Dear Shareholder:

Please take note of the important information enclosed with the Proxy Ballot. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the Proxy Ballot to indicate how your shares should be voted. Then sign and date the Ballot, detach it and return it in the enclosed postage paid envelope.

Your proxy must be received prior to the Special Meeting in Lieu of Annual Meeting of Stockholders on October 22, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Nantucket Industries, Inc.


                                   PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED>
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


                                            NANTUCKET INDUSTRIES, INC.
                                                   PROXY BALLOT
                                     PROXY FOR THE SPECIAL MEETING IN LIEU OF
                                 ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 22,1997
                         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


     The undersigned hereby appoints ROBERT M. ROSEN and RONALD S. HOFFMAN, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse all the shares of common stock of
Nantucket Industries, Inc. held of record by the undersigned on September 8, 1997, at the Special Meeting in Lieu of Annual
Meeting of Stockholders to be held at 180 Madison Avenue, 14th Floor, New York, New York on October 22, 1997 at 11:00 a.m., and
at any adjournment thereof.

         -----------------------------------------------------------------------------------------------------------
                PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
         -----------------------------------------------------------------------------------------------------------

Please sign this proxy exactly as your name appears on the books of the Company.  Joint owners should each sign personally.
Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                                          DO YOU HAVE ANY COMMENTS?

-----------------------------------------                          -----------------------------------------
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

                                            PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
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

A  /X/  PLEASE MARK YOUR
        VOTES AS INDICATED
        IN THIS EXAMPLE.


                FOR ALL
              (except as
            indicated to the
             contrary below)


                                     WITHHOLD                                                               FOR    AGAINST  ABSTAIN
1) To set the num-      / /            / /     NOMINEES: Stephen M. Samberg  2) To ratify the appointment    / /     / /      / /
   ber of directors                                      Robert M. Rosen        of Grant Thornton LLP, certified public
   constituting the                                      Warren D. Cole         accountants, to audit the consolidated financial
   Board of Directors at nine and to elect as directors                         statements of the company and its subsidiaries for
   the following persons:                                                       fiscal 1998.
                                                                             3) In their discretion, the Proxies are authorized to
                                                                                vote upon such other business as may properly come
                                                                                before the meeting.

If you do not wish your shares voted "FOR" a particular             This proxy may be revoked at any time before it is exercised.
nominee, mark the "For" box and strike a line through               Mark box at right if comments or address change has been noted
that nominee's name.  Your shares will be voted for the             on the reverse side of this card.
remaining nominee.









Shareholder sign here  ________________________________________________  Co-owner sign here_____________________ Date______________

IMPORTANT:    Please be sure to sign and date this proxy.

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